UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 6, 2006

Date of Report (date of earliest event reported)

HEMOSENSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32541	77-0452938
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

651 River Oaks Parkway

San Jose, California 95134

(Address of principal executive offices)

(408) 719-1393

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2006 HemoSense, Inc. (“HemoSense” or the “Company”) and Lighthouse Capital Partners V, L.P. (“Lighthouse”) entered into Amendment No. 02 (the “Amendment”) to that certain Loan and Security Agreement No. 3821 between the parties dated as of March 5, 2004. The Amendment is filed herewith as Exhibit 99.1 and incorporated herein by reference. Pursuant to the terms of the Amendment, Lighthouse will provide HemoSense with up to an additional $8 million in debt financing. In connection with the Amendment, HemoSense has agreed to issue two stock purchase warrants in the form attached hereto as Exhibits 99.2 and 99.3 (which are incorporated herein by reference).

Item 8.01. Other Events.

A copy of the Company’s press release issued in connection with the Lighthouse Amendment is attached hereto as Exhibit 99.4.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Amendment No. 02 dated as of December 6, 2004 to that certain Loan and Security Agreement No. 3821 between the Company and Lighthouse Capital Partners V, L.P., dated as of March 5, 2004

99.2	Common Stock Purchase Warrant issuable to Lighthouse Capital Partners IV, L.P.

99.3	Common Stock Purchase Warrant issuable to Lighthouse Capital Partners V, L.P.

99.4	Press Release of the Company dated December 7, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEMOSENSE, INC.

Date: December 8, 2006	By:	/s/ James D. Merselis
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment No. 02 dated as of December 6, 2004 to that certain Loan and Security Agreement No. 3821 between the Company and Lighthouse Capital Partners V, L.P., dated as of March 5, 2004

99.2	Common Stock Purchase Warrant issuable to Lighthouse Capital Partners IV, L.P.

99.3	Common Stock Purchase Warrant issuable to Lighthouse Capital Partners V, L.P.

99.4	Press Release of the Company dated December 7, 2006